UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2011

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California		90012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (213) 625-4700

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 16, 2011, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of three Class III directors to serve until the 2014 annual meeting of stockholders and their successors have been elected and qualified, (ii) an advisory (non-binding) proposal to approve the Company’s executive compensation, and (iii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

The stockholders elected all three Class III director nominees, approved the advisory (non-binding) proposal to approve the Company’s executive compensation, and approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.  The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Three Class III Directors

Name	For	Withheld	Broker Non-Votes
Patrick S.D. Lee	54,565,263	686,715	11,864,484
Ting Y. Liu	53,124,779	2,127,199	11,864,484
Nelson Chung	54,745,526	506,452	11,864,484

Advisory (Non-Binding) Proposal to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
51,868,093	3,054,833	329,052	11,864,484

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2011 Fiscal Year

For	Against	Abstain	Broker Non-Votes
66,812,620	249,383	54,460	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2011

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer